Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 86 to Registration Statement No. 002-80751 on Form N-1A of our reports dated February 23, 2018, relating to the financial statements and financial highlights of the Portfolios listed on the attached Schedule A, each a Portfolio constituting Brighthouse Funds Trust II (the Trust), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended December 31, 2017, and to the references to us under the headings “Financial Highlights” and “Annual/Semiannual Reports” in the Prospectuses and “Portfolio Holdings Disclosure Policy”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 26, 2018

Schedule A

Portfolio Name
Baillie Gifford International Stock Portfolio
Brighthouse/Wellington Balanced Portfolio
BlackRock Bond Income Portfolio
BlackRock Capital Appreciation Portfolio
BlackRock Ultra-Short Term Bond Portfolio
Brighthouse/Dimensional International Small Company Portfolio
Brighthouse/Artisan Mid Cap Value Portfolio
Brighthouse Asset Allocation 20 Portfolio
Brighthouse Asset Allocation 40 Portfolio
Brighthouse Asset Allocation 60 Portfolio
Brighthouse Asset Allocation 80 Portfolio
Brighthouse/Wellington Core Equity Opportunities Portfolio
Frontier Mid Cap Growth Portfolio
Jennison Growth Portfolio
Loomis Sayles Small Cap Core Portfolio
Loomis Sayles Small Cap Growth Portfolio
MetLife Aggregate Bond Index Portfolio
MetLife Mid Cap Stock Index Portfolio
MetLife Stock Index Portfolio
MFS Value Portfolio
MFS Total Return Portfolio
MetLife MSCI EAFE® Index Portfolio
MetLife Russell 2000® Index Portfolio
Neuberger Berman Genesis Portfolio
T. Rowe Price Large Cap Growth Portfolio
T. Rowe Price Small Cap Growth Portfolio
Van Eck Global Natural Resources Portfolio
Western Asset Management Strategic Bond Opportunities Portfolio
Western Asset Management U.S. Government Portfolio